news release

GODADDY REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS
2022 Revenue up 7%; Cash Provided by Operating Activities up 18%; Free Cash Flow up 13%;
Announced Partnership Agreement with FIS Worldpay

TEMPE, Ariz., February 14, 2023 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY) today reported financial results for the fourth quarter and full year ended December 31, 2022.
"GoDaddy achieved strong revenue and cash flow growth in 2022, despite macroeconomic headwinds," said GoDaddy CEO Aman Bhutani. "During the year we delivered on an innovative product roadmap, including enabling commerce on every surface. As we enter 2023, we are excited about the full launch of our commerce offerings empowering customers to transact everywhere seamlessly. We are proud of the track record we are building to participate in our customers' success and drive long term value for shareholders."

"GoDaddy delivered solid 2022 financial results demonstrating the resiliency of our business," said GoDaddy CFO Mark McCaffrey. "We have taken actions to align our priorities and cost structure to continue to deliver strong financial results with continued operating leverage while at the same time investing in key long-term initiatives that will fuel future top-line growth."

Full Year 2022 Business Highlights
•Total revenue of $4.1 billion, up 7.2% year-over-year, and 8.4% on a constant currency basis.
•Total bookings of $4.4 billion, up 4.3% year-over-year, and 6.0% on a constant currency basis.
•Net Income of $352.9 million, up 45.3% year-over-year.
•Normalized EBITDA of $1.0 billion, up 16.1% year-over-year, representing 25% margin.
•Net cash provided by operating activities of $979.7 million, up 18.1% year-over-year.
•Free cash flow of $968.6 million, up 13.2% year-over-year.
•Unlevered free cash flow of $1.1 billion, up 14.2% year-over-year.
•Through February 1, 2023, share count reduced 10% since launch of GoDaddy's current share buyback authorization in 2022.

Fourth Quarter 2022 Business Highlights
•Signed a meaningful partnership agreement with FIS Worldpay, the market-leading merchant services provider, to sell GoDaddy's OmniCommerce solutions for US based small business customers and bank partners.
•Launched Managed WooCommerce Stores solution, enabling entrepreneurs to easily sell in-person and across marketplaces and social channels through one unified dashboard and without the need to download additional plugins.
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•Implemented payments by default, automatically attaching GoDaddy's premier payments platform to its domains and website building plans. GoDaddy's goal of enabling commerce on every surface gives customers the freedom to seamlessly transact as soon as their website or domain is created.
•Annualized recurring revenue (ARR) for applications & commerce grew 9% year-over-year to $1.3 billion in the fourth quarter.
•ARR from GoDaddy's Create and Grow group of products, which includes Websites + Marketing, Managed WordPress, Sellbrite, and GoDaddy Studios, surpassed $445 million, growing 8% year-over-year in the fourth quarter of 2022.
•Drove strong growth in its Commerce offerings with gross merchandise volume of $28 billion, up 10% year-over-year.
•Gross payments volume, or GPV, from GoDaddy's commerce offerings has already grown to an impressive $760 million.
•ARR for Core Platform grew 1% year-over-year to $2.3 billion in the fourth quarter.

Consolidated Fourth Quarter and Full Year Financial Highlights

	Three Months Ended December 31,				Year Ended December 31,
	2022	2021	Change	Constant Currency	2022	2021	Change	Constant Currency
	(in millions, except customers in thousands and ARPU in dollars)
GAAP Results
Total revenue	$1,039.9	$1,019.3	2.0%	3.6%	$4,091.3	$3,815.7	7.2%	8.4%
Applications & commerce revenue	$333.4	$300.5	10.9%		$1,279.7	$1,128.3	13.4%
Core platform revenue	$706.5	$718.8	(1.7)%		$2,811.6	$2,687.4	4.6%
International revenue	$340.8	$330.8	3.0%	7.8%	$1,334.0	$1,270.8	5.0%	8.4%
Net income	$93.8	$87.4	7.3%		$352.9	$242.8	45.3%
Net cash provided by operating activities	$208.0	$172.2	20.8%		$979.7	$829.3	18.1%
Segment EBITDA - Applications & commerce	$135.6	$123.5	9.8%		$522.8	$447.7	16.8%
Segment EBITDA - Core platform	$204.8	$198.0	3.4%		$783.7	$679.7	15.3%
Non-GAAP Results
Normalized EBITDA (NEBITDA)	$266.0	$254.0	4.7%		$1,013.0	$872.2	16.1%
Unlevered free cash flow	$238.2	$203.2	17.2%		$1,095.9	$960.0	14.2%
Free cash flow	$201.6	$173.4	16.3%		$968.6	$855.8	13.2%
Operating Metrics
Total bookings	$1,051.6	$1,050.1	0.1%	2.2%	$4,413.8	$4,231.7	4.3%	6.0%
Total customers at period end	20,897	20,704	0.9%		20,897	20,704	0.9%
Average revenue per user (ARPU)	$197	$187	9.7%		$197	$187	9.7%
ARR	$3,570.1	$3,433.7	4.0%		$3,570.1	$3,433.7	4.0%

Share Repurchase

From January 1, 2022 through February 1, 2023, GoDaddy repurchased 17.2 million shares of its common stock for an aggregate purchase price of $1.3 billion, and an average price per share of $77.11. These repurchases represent an approximately 10% reduction in fully diluted shares from those outstanding as of December 31, 2021.
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Balance Sheet
At December 31, 2022, total cash and cash equivalents were $774.0 million, total debt was $3.9 billion and net debt was $3.1 billion.
Restructuring
On February 8, 2023, GoDaddy announced a restructuring plan aimed at driving over $100 million in annualized cost savings through a reduction in force, operating expense reductions and integration of certain European brands and businesses within our Core Platform segment. GoDaddy expects restructuring and other related exit charges of approximately $55 million to $65 million to be recorded in the first half of 2023.
Business Outlook
For the first quarter ending March 31, 2023, GoDaddy expects total revenue in the range of $1.030 billion to $1.050 billion, representing year-over-year growth of 4% at the midpoint, versus the same period in 2021. For the full year ending December 31, 2023, GoDaddy is targeting total revenue in the range of $4.250 billion to $4.325 billion, representing year-over-year growth of 5% at the midpoint, versus the $4.09 billion of revenue generated for the full year ended December 31, 2022.
For the first quarter ending March 31, 2023, GoDaddy expects Normalized EBITDA margin to be in the range of 24% to 25%. For the full year ending December 31, 2023, GoDaddy expects Normalized EBITDA margin of approximately 26%.
For the full year ending December 31, 2023, GoDaddy expects unlevered free cash flow of approximately $1.2 billion, representing growth of 9%, year-over-year, versus the $1.1 billion of unlevered free cash flow generated in 2022. GoDaddy expects free cash flow of approximately $1.0 billion, representing growth of 3%, year-over-year, versus the $968.6 million of free cash flow generated in 2022.

Modeling Guide	2023

Capital expenditures	~ $50 million
Cash interest on long-term debt	~ $170 million
Cash income taxes	~ $30 million
GoDaddy's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations from non-GAAP guidance to GAAP equivalents because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. GoDaddy's reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Earnings Webcast
GoDaddy will host a webcast to discuss fourth quarter and full year end 2022 results at 5:00 p.m. Eastern Time on February 14, 2023. To participate in the webcast, please preregister online
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at https://investors.godaddy.net/investor-relations/overview/default.aspx. A live webcast of the event, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of prerecorded remarks will be available on the Investor Relations website at the time of the webcast. Following the event, a recorded replay of the webcast will be available on the website.

GoDaddy uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this press release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, partnerships and partner integrations and marketing strategy; future financial results; GoDaddy’s ability to integrate its acquisitions and achieve desired synergies and vertical integration; and the impact of the ongoing COVID-19 pandemic on our business, customers, employees and third-party partners; and assumptions underlying any of the foregoing.

Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; the Company’s dependence on payment card networks and acquiring processors; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; our ability to achieve cost savings from our restructuring plan; disruptions to our business as a result of our restructuring plan; disruptions in relationships with customers, suppliers, vendors or contractors, or employees, as a result of our restructuring plan; macroeconomic conditions and developments in the economy, financial markets and credit markets, including as a result of the ongoing COVID-19 pandemic, continued escalation of geopolitical tensions, and increasing interest rates and inflationary pressures; and execution of share repurchases.

Additional risks and uncertainties that could affect GoDaddy’s business and financial results are included in the filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022,
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"Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and any subsequent quarterly or annual report filed thereafter, each of which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. Except to the extent required by law, GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating and Business Metrics
In addition to our financial results prepared in accordance with GAAP, this press release includes certain non-GAAP financial measures and other operating and business metrics. We believe that these non-GAAP financial measures and other operating and business metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, similarly titled measures may be calculated differently by other companies and may not be comparable. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this press release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings is an operating metric representing the total value of customer contracts entered into during the period, excluding refunds. We believe total bookings provides additional insight into the performance of our business and the effectiveness of our marketing efforts since we typically collect payment at the inception of a customer contract but recognize revenue ratably over the term of the contract.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management and investors to evaluate our business. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs, restructuring-related expenses and certain other items. We believe that the inclusion or exclusion of certain recurring and non-recurring items provides a supplementary measure of our core operating results and permits useful alternative period-over-period comparisons of our operations but should not be viewed as a substitute for comparable GAAP measures.
Unlevered free cash flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Free cash flow. Free cash flow is defined as our unlevered free cash flow less interest payments for the period. We use free cash flow as a supplemental measure of our liquidity, including our ability to generate cash flow in excess of capital requirements and return cash to shareholders, though it should not be considered as an alternative to, or more meaningful than, comparable GAAP measures.
Net debt. We define net debt as total debt less cash and cash equivalents. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Gross merchandise volume (GMV). GMV is a business metric calculated by annualizing the total quarterly dollar value of orders facilitated by our customers through our Commerce platform, including shipping and handling, and taxes, and is shown net of discounts, and returns (where visibility exists). While GMV is not indicative of our performance, we believe it is an indicator of the strengths of our products and platforms.
Gross payments volume (GPV). GPV is an operating metric calculated by annualizing the total quarterly dollar value of transactions processed through our payments platform. GPV is representative of the volume of transactions in which we record transaction revenue based on our payment processing rate.
Annualized recurring revenue (ARR). ARR is an operating metric defined as quarterly recurring revenue (QRR) multiplied by four. QRR represents the quarterly recurring GAAP revenue, net of refunds, from new and renewed subscription-based services. ARR is exclusive of any revenue that is non-recurring, including, without limitation, domain aftermarket, domain transfers, one-time set-up or migration fees and non-recurring professional website services fees. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.
Average revenue per user (ARPU). We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Total customers. We define a customer as an individual or entity with paid transactions in the trailing twelve months or with paid subscriptions as of the end of the period. A single user may be counted as a customer more than once if they maintain paid subscriptions or transactions in multiple accounts. Total customers is one way we measure the scale of our business and is an important part of our ability to increase our revenue base.
About GoDaddy
GoDaddy helps millions of entrepreneurs globally start, grow, and scale their businesses. People come to GoDaddy to name their idea, build a professional website, attract customers, sell their products and services, and accept payments online and in-person. GoDaddy's easy-to-use tools help microbusiness owners manage everything in one place and its expert guides are available to provide assistance 24/7. To learn more about the company, visit www.GoDaddy.com.
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GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Applications & commerce	$333.4	$300.5	$1,279.7	$1,128.3
Core platform	706.5	718.8	2,811.6	2,687.4
Total revenue	1,039.9	1,019.3	4,091.3	3,815.7
Costs and operating expenses(1)(2):
Cost of revenue (excluding depreciation and amortization)	379.5	373.2	1,484.5	1,372.2
Technology and development	206.3	175.5	794.0	706.3
Marketing and advertising	94.9	120.7	412.3	503.9
Customer care	75.3	75.2	305.9	306.1
General and administrative	98.6	84.9	385.5	345.8
Restructuring and other	0.9	15.1	15.7	(0.3)
Depreciation and amortization	49.5	49.9	194.6	199.6
Total costs and operating expenses	905.0	894.5	3,592.5	3,433.6
Operating income	134.9	124.8	498.8	382.1
Interest expense	(42.2)	(32.2)	(146.3)	(126.0)
Loss on debt extinguishment	(3.6)	—	(3.6)	—
Other income (expense), net	6.8	(1.1)	7.6	(2.5)
Income before income taxes	95.9	91.5	356.5	253.6
Provision for income taxes	(2.1)	(4.1)	(3.6)	(10.8)
Net income	93.8	87.4	352.9	242.8
Less: net income attributable to non-controlling interests	0.2	0.2	0.7	0.5
Net income attributable to GoDaddy Inc.	$93.6	$87.2	$352.2	$242.3
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.60	$0.52	$2.22	$1.44
Diluted	$0.60	$0.52	$2.19	$1.42
Weighted-average shares of Class A common stock outstanding:
Basic	154,745	166,481	158,788	167,906
Diluted	157,083	168,304	161,457	171,105
____________________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.4	$0.2	$1.5	$0.9
Technology and development	37.9	27.8	140.3	110.0
Marketing and advertising	7.4	6.0	29.1	24.8
Customer care	5.4	3.9	20.0	14.1
General and administrative	20.0	15.1	73.5	58.1
Total equity-based compensation expense	$71.1	$53.0	$264.4	$207.9

(2) Costs and operating expenses include acquisition-related expenses as follows:
Technology and development	$5.2	$5.8	$19.1	$44.1
Marketing and advertising	—	0.1	0.2	0.1
Customer care	0.1	0.2	0.4	1.7
General and administrative	2.6	6.2	15.4	32.3
Total acquisition-related expenses	$7.9	$12.3	$35.1	$78.2

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$774.0	$1,255.7
Accounts and other receivables	60.1	63.6
Registry deposits	41.0	40.9
Prepaid domain name registry fees	435.7	419.7
Prepaid expenses and other current assets	271.8	109.9
Total current assets	1,582.6	1,889.8
Property and equipment, net	225.6	220.0
Operating lease assets	84.1	109.2
Prepaid domain name registry fees, net of current portion	197.1	181.4
Goodwill	3,536.9	3,540.8
Intangible assets, net	1,252.2	1,384.7
Other assets	95.0	91.2
Total assets	$6,973.5	$7,417.1
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$130.9	$85.2
Accrued expenses and other current liabilities	356.7	437.3
Deferred revenue	1,954.0	1,890.1
Long-term debt	18.2	24.1
Total current liabilities	2,459.8	2,436.7
Deferred revenue, net of current portion	770.3	743.3
Long-term debt, net of current portion	3,812.9	3,858.2
Operating lease liabilities, net of current portion	116.5	142.7
Other long-term liabilities	87.1	77.7
Deferred tax liabilities	56.2	75.3
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,912.6	1,594.7
Accumulated deficit	(2,422.6)	(1,474.6)
Accumulated other comprehensive income (loss)	178.0	(38.6)
Total stockholders' equity (deficit) attributable to GoDaddy Inc.	(331.8)	81.7
Non-controlling interests	2.5	1.5
Total stockholders' equity (deficit)	(329.3)	83.2
Total liabilities and stockholders' equity (deficit)	$6,973.5	$7,417.1
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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Year Ended December 31,
	2022	2021
Operating activities
Net income	$352.9	$242.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	194.6	199.6
Equity-based compensation	264.4	207.9
Gain on derivative instruments	27.6	6.3
Non-cash restructuring and other charges	10.4	15.1
Other	48.4	14.6
Changes in operating assets and liabilities, net of amounts acquired:
Prepaid domain name registry fees	(34.7)	(37.8)
Accounts payable	35.1	34.2
Accrued expenses and other current liabilities	11.3	40.9
Deferred revenue	101.6	190.7
Other operating assets and liabilities	(31.9)	(85.0)
Net cash provided by operating activities	979.7	829.3
Investing activities
Business acquisitions, net of cash acquired	(72.5)	(367.7)
Purchases of intangible assets	(0.4)	(202.1)
Purchases of property and equipment	(59.7)	(51.1)
Purchases of equity investments	—	(40.0)
Other investing activities, net	0.6	25.3
Net cash used in investing activities	(132.0)	(635.6)
Financing activities
Proceeds received from:
Issuance of term loans	1,725.3	—
Issuance of Senior Notes	—	800.0
Stock option exercises	19.9	42.7
Issuance of Class A common stock under employee stock purchase plan	30.1	30.7
Payments made for:
Settlement of tax receivable agreements	—	(0.2)
Repurchases of Class A common stock	(1,294.6)	(526.0)
Repayment of term loans	(1,789.9)	(32.4)
Financing-related costs	(4.2)	(9.6)
Contingent consideration for business acquisitions	(9.3)	(4.7)
Other financing obligations	(4.0)	(2.4)
Net cash provided by (used in) financing activities	(1,326.7)	298.1
Effect of exchange rate changes on cash and cash equivalents	(2.7)	(1.3)
Net increase (decrease) in cash and cash equivalents	(481.7)	490.5
Cash and cash equivalents, beginning of period	1,255.7	765.2
Cash and cash equivalents, end of period	$774.0	$1,255.7

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Reconciliation of Non-GAAP Financial Measures
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

NEBITDA:	(in millions)
Net income	$93.8	$87.4	$352.9	$242.8
Depreciation and amortization	49.5	49.9	194.6	199.6
Equity-based compensation	71.1	53.0	264.4	207.9
Interest expense, net	36.1	31.9	135.0	124.9
Acquisition-related expenses	7.9	12.3	35.1	78.2
Restructuring and other(1)	5.5	15.5	27.4	8.0
Provision (benefit) for income taxes	2.1	4.1	3.6	10.8
NEBITDA	$266.0	$254.1	$1,013.0	$872.2
_________________________________
(1)Includes lease-related expenses associated with closed facilities, charges related to certain legal matters, and expenses incurred in relation to the refinancing of our long-term debt.

December 31, 2022
(in millions)
Net Debt:
Current portion of long-term debt	$18.2
Long-term debt	3,812.9
Unamortized original issue discount and debt issuance costs	70.2
Total debt	3,901.3
Less: Cash and cash equivalents	(774.0)
Net debt	$3,127.3

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(in millions)
Free Cash Flow and Unlevered Free Cash Flow:
Net cash provided by operating activities	$208.0	$172.2	$979.7	$829.3
Capital expenditures	(17.1)	(17.4)	(59.7)	(51.1)
Cash paid for acquisition-related costs(1)	7.2	11.4	37.9	64.9
Cash paid for restructuring and other charges(2)	3.5	7.2	10.7	12.7
Free cash flow	$201.6	$173.4	$968.6	$855.8
Cash paid for interest on long-term debt	36.6	29.8	127.3	104.2
Unlevered free cash flow	$238.2	$203.2	$1,095.9	$960.0
_________________________________
(1)Cash paid for acquisition-related costs in 2021 includes $29.4 million in compensatory payments expensed in connection with our acquisition of Poynt.
(2)Cash paid for restructuring and other charges includes lease-related payments associated with closed facilities and third party payments incurred in relation to the refinancing of our long-term debt.
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Shares Outstanding
Shares of Class B common stock are not participating securities, and therefore do not have rights to share in our earnings. Total shares of common stock outstanding are as follows:

	December 31,
	2022	2021

	(in thousands)
Shares Outstanding:
Class A common stock	153,830	166,901
Class B common stock	312	320
Total common stock outstanding	154,142	167,221
Effect of dilutive securities(1)	2,026	1,503
Total shares outstanding	156,168	168,724
_________________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.
Constant Currency
The following table provides a reconciliation of constant currency:

	Three Months Ended December 31, 2022	Year Ended December 31, 2022

	(in millions)
Constant Currency:
Revenue	$1,039.9	$4,091.3
Constant currency adjustment	16.4	44.4
Constant currency revenue	$1,056.3	$4,135.7

Bookings	$1,051.6	$4,413.8
Constant currency adjustment	22.0	69.7
Constant currency revenue	$1,073.6	$4,483.5

Customer and ARPU Disclosure
The following table provides retrospective disclosures of total customers and ARPU utilizing GoDaddy's updated customer definition:

	Year Ended December 31,
	2021	2020
Total customers at period end (in thousands):
Previous definition	21,233	20,646
New definition	20,704	20,148
Average revenue per user:
Previous definition	$182	$166
New definition	$187	$170
CONTACTS:
Investors
Christie Masoner
investors@godaddy.com

Media
Kristy Nicholas
pr@godaddy.com

Source: GoDaddy Inc.

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